                             PRESS RELEASE,                     EXHIBIT 99.1
                          dated April 17, 2003



For Immediate Release                              Contact: Henry H. Gerkens
                                                       Landstar System, Inc.
                                                            www.landstar.com
                                                                904-398-9400


April 17, 2003


LANDSTAR SYSTEM REPORTS RECORD FIRST QUARTER REVENUE, NET INCOME AND EARNINGS PER DILUTED SHARE OF $.62

Jacksonville, Florida - Landstar System, Inc. (NASDAQ: LSTR) reported 2003 record first quarter net income of $10.2 million, or $.62 per diluted share, compared with net income of $8.5 million, or $.51 per diluted share, in the 2002 first quarter. Revenue was a record $366 million for the thirteen-week period ended March 29, 2003, compared with revenue of $336 million in the comparable 2002 period. Operating margin was 4.7 percent in the 2003 first quarter compared with 4.5 percent in the 2002 first quarter.

Landstar's carrier group of companies generated $290 million of revenue in the 2003 first quarter compared with revenue of $270 million in the 2002 first quarter. In the 2003 and 2002 first quarters, the carrier group invoiced customers $8.6 million and $.8 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar's multimodal services group of companies generated $69 million of revenue in the 2003 first quarter compared with $59 million of revenue in the 2002 first quarter.

"I am very pleased with Landstar's 2003 first quarter performance," said Landstar Chairman and CEO Jeff Crowe. "Earnings per diluted share increased 22 percent quarter over quarter. Consolidated revenue increased by nearly 9 percent to the highest first quarter revenue in Landstar history. Compared to the 2002 first quarter,














































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revenue generated through other third party truck capacity providers
(brokerage) increased more than 37 percent, revenue generated through rail and air carriers increased nearly 18 percent and revenue hauled by Landstar BCOs increased more than 2 percent. In addition, revenue from the U.S. Government increased approximately $21 million compared to the 2002 first quarter. In the 2003 first quarter, we continued to increase revenue by providing our customers with the most efficient form of safe capacity available while improving our operating margin", Crowe said.

"Trailing twelve-month return on average equity remained high at 36 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 23 percent. During the 2003 first quarter, we purchased 159,851 shares of common stock at a total cost of $8,467,000 and reduced debt by more that $15 million. Shareholder's equity represented 72 percent of total capitalization, up from 66 percent at the end of 2002," Crowe said. "The company has the ability to purchase an additional 285,270 shares of its common stock under its authorized share repurchase program."

"As reported by FIRST CALL, the current range of analysts' earnings estimates for the second quarter of 2003 is $.78 to $.88 per diluted share. Currently, I anticipate results to be within that range. The current range of analysts' earnings estimates for the 2003 fiscal year is $3.15 to $3.45. I am currently more comfortable with the middle of that range," said Crowe.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the Company's website at www.landstar.com. Click on Investors and then the webcast icon.

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are "forward-looking statements." This press release contains forward-looking statements, such as statements which relate to Landstar's business objectives, plans,















































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strategies and expectations. Terms such as "anticipates," "believes,"
"estimates," "plans," "predicts," "may," should," "will," the negative thereof and similar expressions, including any such expressions with respect to our level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers' compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; and substantial industry competition. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. is headquartered in Jacksonville, Florida. The Landstar carrier group compromised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc. and Landstar Ranger, Inc. delivers excellence in safe and complete over-the-road transportation services. The Landstar multimodal group compromised of Landstar Express America, Inc. and Landstar Logistics, Inc. delivers excellence in safe, expedited, contract logistics and intermodal transportation services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards.



























































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LANDSTAR SYSTEM/4

                                  LANDSTAR SYSTEM, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                    (Dollars in thousands, except per share amounts)
                                     (Unaudited)

                                                    Thirteen Weeks Ended
                                                  -----------------------
                                                   March 29,    March 30,
                                                        2003         2002
                                                  ----------   ----------
Revenue                                           $  365,718   $  335,693
Investment income                                        324          563

Costs and expenses:
    Purchased transportation                         271,462      247,188
    Commissions to agents                             28,084       26,088
    Other operating costs                              9,231        8,106
    Insurance and claims                              10,628       10,907
    Selling, general and administrative               26,381       26,048
    Depreciation and amortization                      3,166        2,879
                                                  ----------   ----------
         Total costs and expenses                    348,952      321,216
                                                  ----------   ----------
Operating income                                      17,090       15,040
Interest and debt expense                                770        1,308
                                                  ----------   ----------
Income before income taxes                            16,320       13,732
Income taxes                                           6,161        5,218
                                                  ----------   ----------
Net income                                        $   10,159   $    8,514
                                                  ==========   ==========
Earnings per common share (1)                     $     0.64   $     0.53
                                                  ==========   ==========
Diluted earnings per share (1)                    $     0.62   $     0.51
                                                  ==========   ==========
Average number of shares outstanding:
     Earnings per common share (1)                15,774,000   16,193,000
                                                  ==========   ==========
     Diluted earnings per share (1)               16,426,000   16,727,000
                                                  ==========   ==========

(1) 2002 earnings per share amounts and average number of shares outstanding have been restated to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared July 17, 2002.































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LANDSTAR SYSTEM/5

                                LANDSTAR SYSTEM, INC.
                             SELECTED SEGMENT INFORMATION
                                (Dollars in thousands)
                                     (Unaudited)



                                                                   Thirteen Weeks Ended
                                                                ------------------------
                                                                March 29,      March 30,
                                                                     2003           2002
                                                                ---------      ---------
      External Revenue
      ----------------
      Carrier segment                                           $ 290,045      $ 269,963
      Multimodal segment                                           68,709         58,719
      Insurance segment                                             6,964          7,011
                                                                ---------      ---------
        External revenue                                        $ 365,718      $ 335,693
                                                                =========      =========


      Operating Income
      ----------------
      Carrier segment                                           $  18,496      $  16,856
      Multimodal segment                                            1,924          1,140
      Insurance segment                                             5,435          5,322
      Other                                                        (8,765)        (8,278)
                                                                ---------      ---------
        Operating income                                        $  17,090      $  15,040
                                                                =========      =========













































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LANDSTAR SYSTEM/6




                                  LANDSTAR SYSTEM, INC.
                              CONSOLIDATED BALANCE SHEETS
                   (Dollars in thousands, except per share amounts)
                                     (Unaudited)

                                                                    March 29,        Dec. 28,
                                                                         2003            2002
                                                                   ----------    ------------
ASSETS
Current assets:
   Cash                                                            $   68,136     $    65,447
   Short-term investments                                               2,724           3,130
   Trade accounts receivable, less allowance of $3,932
      and $3,953                                                      182,746         190,052
   Other receivables, including advances to independent
      contractors, less allowance of $5,469 and $5,331                 21,347          12,640
   Prepaid expenses and other current assets                            3,227           3,338
                                                                   ----------     -----------
          Total current assets                                        278,180         274,607
                                                                   ----------     -----------
Operating property, less accumulated depreciation
   and amortization of $55,226 and $52,841                             74,198          76,774
Goodwill                                                               31,134          31,134
Other assets                                                           15,247          18,233
                                                                   ----------     -----------
Total assets                                                       $  398,759     $   400,748
                                                                   ==========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Cash overdraft                                                  $   18,410     $    16,545
   Accounts payable                                                    61,248          60,297
   Current maturities of long-term debt                                11,434          12,123
   Insurance claims                                                    25,859          24,419
   Other current liabilities                                           40,699          40,593
                                                                   ----------     -----------
          Total current liabilities                                   157,650         153,977
                                                                   ----------     -----------
Long-term debt, excluding current maturities                           50,569          65,237
Insurance claims                                                       27,342          25,276
Deferred income taxes                                                   7,524           7,165

Shareholders' equity:
   Common stock, $.01 par value, authorized 20,000,000
      shares, issued 16,540,507 and 16,337,506 shares                     165             163
   Additional paid-in capital                                           7,248           2,609
   Retained earnings                                                  183,976         173,817
   Cost of 714,730 and 554,879 shares of common stock in
      treasury                                                        (34,773)        (26,306)
   Notes receivable arising from exercise of stock options               (942)         (1,190)
                                                                   ----------     -----------
          Total shareholders' equity                                  155,674         149,093
                                                                   ----------     -----------
Total liabilities and shareholders' equity                         $  398,759     $   400,748
                                                                   ==========     ===========



















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LANDSTAR SYSTEM/7

                                LANDSTAR SYSTEM, INC.
                              SUPPLEMENTAL INFORMATION
                                    March 29, 2003
                                     (Unaudited)

                                                                    March 29,       March 30,
                                                                         2003            2002
                                                                   ----------    ------------

Carrier Segment
  External revenue generated through (in thousands):
     Business Capacity Owners (1)                                  $  249,524     $   241,704
     Other third party truck capacity providers                        40,521          28,259
                                                                   ----------     -----------
                                                                   $  290,045     $   269,963
                                                                   ----------     -----------

  Revenue per revenue mile                                         $     1.74     $      1.68
                                                                   ----------     -----------
  Revenue per load                                                 $    1,199     $     1,125
                                                                   ----------     -----------
  Average length of haul (miles)                                          690             671
                                                                   ----------     -----------
  Number of loads                                                     241,999         240,013
                                                                   ----------     -----------

Multimodal Segment
  External revenue generated through (in thousands):
     Business Capacity Owners (1)                                  $   10,758 (2) $    12,888 (2)
     Other third party truck capacity providers                        36,949          27,998
     Rail and Air Carriers                                             21,002          17,833
                                                                   ----------     -----------
                                                                   $   68,709     $    58,719
                                                                   ----------     -----------
  Revenue per load                                                 $    1,250     $     1,058
                                                                   ----------     -----------
  Number of loads                                                      54,982          55,503
                                                                   ----------     -----------

                                                                      As of           As of
                                                                    March 29,        Dec. 28,
                                                                      2003             2002
                                                                   ----------     -----------

Capacity
  Business Capacity Owners (1)                                          7,272 (3)       7,365 (3)
                                                                   ----------     -----------
  Other third party truck capacity providers:
     Approved and active (4)                                            8,669           8,610
     Approved                                                           5,840           5,310
                                                                   ----------     -----------
                                                                       14,509          13,920
                                                                   ----------     -----------
Total available truck capacity providers                               21,781          21,285
                                                                   ==========     ===========

(1) Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2) Includes revenue generated through Carrier Segment Business Capacity
    Owners.

(3) Trucks provided by business capacity owners were 8,267 and 8,402, respectively.

(4) Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.